Exhibit 10.29

Execution Version

Confidential

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 28, 2023, by and between Verve Therapeutics, Inc., a Delaware corporation (the “Company”), and Eli Lilly and Company, an Indiana corporation (the “Lilly”).

RECITALS

A.
On July 31, 2023, Lilly purchased 1,552,795 shares (the “Prior Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to that certain Stock Purchase Agreement, dated as of June 14, 2023, by and between the Company and Lilly (the “Initial Investment Stock Purchase Agreement”).
B.
Lilly wishes to purchase from the Company, and the Company wishes to sell and issue to Lilly, upon the terms and subject to the conditions stated in this Agreement, additional shares of Common Stock.
C.
The Company intends to undertake an underwritten public offering of shares of its Common Stock (the “Public Offering”), and intends to issue shares of its Common Stock to Lilly in a private placement following the closing of the Public Offering.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person, for so long as such Control exists.

“Aggregate Purchase Price” has the meaning set forth in Section 2.

“Agreement” has the meaning set forth in the first paragraph.

“Applicable Laws” has the meaning set forth in Section 4.15.

“Authorizations” has the meaning set forth in Section 4.15.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City or Indianapolis, Indiana are open for the general transaction of business.

“Change of Control” means with respect to the Company: (a) the acquisition by a Third Party, whether in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of the Company; (b) a merger, reorganization or consolidation involving the Company, as a result of which a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation or the holders of the Company’s outstanding voting securities immediately prior to the consummation of any such transaction (in their capacities as such) hold less than a majority of the outstanding voting securities of the surviving entity (or the parent company of such surviving entity, as applicable); or (c) a sale, exclusive license or other transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to a Third Party.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument or securities that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the first paragraph.

“Company Data” has the meaning set forth in Section 4.17.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company after due inquiry.

“Confidentiality Agreement” means that certain Confidentiality Agreement between Lilly and Verve, dated as of [**], as amended by Lilly and Verve pursuant to the First Amendment to the Confidentiality Agreement, dated as of [**].

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.

“Data Protection Requirements” has the meaning set forth in Section 4.17.

“Disposition” or “Dispose of” means any (a) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (b) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“EDGAR system” has the meaning set forth in Section 4.8.

“Environmental Laws” has the meaning set forth in Section 4.18.

“FDA” has the meaning set forth in Section 4.15.

“Form 10-K” has the meaning set forth in Section 4.7(a).

“Form 10-Q” has the meaning set forth in Section 4.7(a).

“GAAP” has the meaning set forth in Section 4.7(b).

“Intellectual Property” has the meaning set forth in Section 4.13.

“IT Systems” has the meaning set forth in Section 4.17.

“LAS” means the Nasdaq Notification Form: Listing of Additional Shares.

“Lilly” has the meaning set forth in the first paragraph.

“Lilly Group” shall have the meaning set forth in Section 7.5.

“Lock-Up Securities” shall have the meaning set forth in Section 7.4(a).

“Lock-Up Term” means the period from and after the date of this Agreement until the date that is six months after the Closing Date.

“Material Adverse Effect” means any change, event or occurrence that, individually or in the aggregate, results in, or would reasonably be expected to result in, a material adverse effect on (a) the assets, liabilities, results of operations, financial condition or business of the Company and its Subsidiary taken as a whole, (b) the legality or enforceability of this Agreement or (c) the ability of the Company to perform its obligations under this Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company or its Subsidiary is a party or by which either is bound that is described in Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means the Nasdaq Global Select Market.

“OFAC” has the meaning set forth in Section 4.28.

“Permitted Transferee” means (a) an Affiliate of Lilly that is wholly owned, directly or indirectly, by Lilly, or (b) an Affiliate of Lilly (or any Affiliate of such Affiliate) that wholly owns, directly or indirectly, Lilly, or the acquiring Person in the case of an acquisition of Lilly; it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which Lilly owns, or an Affiliate that owns, as applicable, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate or Lilly, as applicable.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the 1934 Act.

“Public Offering” has the meaning set forth in the recitals to this Agreement.

“Public Offering Price” means $10.00 per share.

“Research and Collaboration Agreement” means the Research and Collaboration Agreement, dated as of June 14, 2023, between Lilly and the Company.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.7.

“Shares” has the meaning set forth in Section 2 of this Agreement.

“Shares of Then Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

“Subsidiary” has the meaning set forth in Section 4.1.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a governmental authority, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a governmental authority with respect to Taxes.

“Termination Date” has the meaning set forth in Section 8.1.

“Third Party” means any Person other than Lilly, the Company or any of their respective Affiliates.

“Trading Day” shall mean each day on which the Nasdaq is open for trading.

“Transfer Agent” has the meaning set forth in Section 7.3(a).

“Underwriters” means the several underwriters listed on Schedule 1 of the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement, dated the date hereof, by and among the Company and the Underwriters, as representatives of the Underwriters, relating to the Public Offering pursuant to which the Company has agreed to issue and sell 12,500,000 shares of Common Stock to the Underwriters.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.
Purchase and Sale of the Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and Lilly will purchase 2,296,317 shares of Common Stock (the “Shares”) at a price per share of $10.00, which is equal to the Public Offering Price (without giving effect to any underwriting discounts or commissions), for an aggregate purchase price of $22,963,170.00 (the “Aggregate Purchase Price”).
3.
Closing.
3.1
The completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via exchange of documents and signatures on the second (2nd) Business Day following the date on which all conditions to closing set forth in Section 6 have been satisfied or waived, or such other place, time and date as may be agreed between the Company and Lilly (the “Closing Date”).
3.2
On the Closing Date, Lilly shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to Lilly by the Company, the Aggregate Purchase Price. The Company shall notify Lilly in writing of such wire instructions not less than [**] prior to the Closing Date.
3.3
At or before the Closing, the Company shall deliver or cause to be delivered to Lilly the Shares, registered in the name of Lilly (or its nominee in accordance with its delivery instructions). The Shares shall be delivered to Lilly via a book-entry record through the Company’s Transfer Agent (as defined below).
4.
Representations and Warranties of the Company. The Company hereby represents and warrants to Lilly that, except as described in the Company’s SEC Filings (as defined below) filed at least [**] prior to the date of this Agreement (excluding any disclosures set forth in such SEC Filings contained in any “Risk Factors” section or any “forward looking statements” or similar disclaimer or any other disclosure included in such SEC Filings that is predictive or forward-looking in nature), which qualify these representations and warranties in their entirety:
4.1
Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease and use its properties and assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company’s only subsidiary is set forth on Exhibit 21.1 to its most recent Annual Report on Form 10-K (the “Subsidiary”), and the Company owns 100% of the outstanding equity of such Subsidiary, and no Person has any rights pursuant to which the Company or its Subsidiary is or may become obligated to issue or sell any shares of capital stock or other securities of the Subsidiary. Other than such Subsidiary, each of the Company and the Subsidiary do not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Neither the Company nor the Subsidiary is a participant in any material joint venture, partnership or similar arrangement. The Subsidiary is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority to carry on its business as now conducted and to own or lease and use its properties and assets. True and correct copies of the Company’s organizational documents are filed or incorporated by reference as exhibits to the Company’s SEC Filings.
4.2
Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (a) the authorization, execution and delivery of this Agreement, (b) the authorization of the performance of all obligations of the Company and to carry out the other transactions contemplated hereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Shares. This Agreement has been duly executed and delivered by the Company, and upon the due execution and delivery of this Agreement by Lilly, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles. No stop order or suspension of trading has been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
4.3
Capitalization and Voting Rights.
(a)
The Company is authorized under its Restated Certificate of Incorporation (“Certificate of Incorporation”) to issue (i) 200,000,000 shares of Common Stock, of which, as of November 27, 2023, 63,756,993 shares are issued and outstanding and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share, none of which are issued and outstanding as of the date of this Agreement.
(b)
The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure is accurate in all material respects as of the date hereof, except that options reflected as outstanding in such SEC Filing may have been exercised for shares of Common Stock, restricted stock units reflected in such SEC Filing may have vested and converted into shares of Common Stock, shares of Common Stock issuable pursuant to the Company’s employee stock purchase plan may have been issued since the date indicated in such SEC Filing and other than pursuant to this Agreement and the Public Offering.
(c)
All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties.
(d)
No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Shares.
(e)
Except for stock options and restricted stock units approved pursuant to Company stock-based compensation plans and employee stock purchase plans described in the SEC Filings, there are no outstanding equity securities, warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement.
(f)
There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.
(g)
The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than Lilly) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.
(h)
All of the authorized shares of Common Stock are entitled to one (1) vote per share.
(i)
The Company does not have outstanding any stockholder rights plans or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
4.4
Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by Lilly), including preemptive rights, rights of first refusal or other similar rights of stockholders of the Company, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.
4.5
Consents. The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent, approval, authorization or other order of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws, (ii) post-sale filings pursuant to applicable state and federal securities laws and (iii) filings pursuant to the rules and regulations of Nasdaq, each of which the Company has filed or undertakes to file within the applicable time.
4.6
No Material Adverse Change. Since December 31, 2022, except as identified and described in the SEC Filings filed at least [**] prior to the date of this Agreement:

(a)
there has not been any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Form 10-K and Form 10-Q (as defined below), except for changes in the ordinary course of business which are not and would not reasonably be expected to be material to the Company or its Subsidiary, taken as a whole;
(b)
there has not been any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption, repurchase or other acquisition by the Company of any securities of the Company;
(c)
the Company and its Subsidiary have not sold, transferred or otherwise disposed of any material assets or rights;
(d)
there has not been any material damage, destruction or loss (whether or not covered by insurance) involving any material asset or right of the Company and its Subsidiary;
(e)
there has not been any material obligation or liability incurred, any material loans or advances made, or any other material transactions entered into, by the Company or its Subsidiary to or with any of its or their other Affiliates, other than in the ordinary course of business;
(f)
any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets, other than in the ordinary course of business by the Company or its Subsidiary;
(g)
any material waiver of any material rights or claims of the Company or its Subsidiary;
(h)
any material lien upon, or adversely affecting, any material property or other material assets of the Company or its Subsidiary;
(i)
any contract entered into by the Company or its Subsidiary to do any of the foregoing;
(j)
the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction; and
(k)
there has not been any other event, change, development, occurrence, circumstance or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

4.7
SEC Filings.
(a)
The Company has (i) timely filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since January 1, 2022 (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, collectively, the “SEC Filings”) and (ii) delivered or made available (by filing on the EDGAR system (as defined below)) to Lilly complete copies of the SEC Filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”). As of its date, or if amended, as of the date of the last such amendment, each SEC Filing complied in all material respects with the requirements of the 1934 Act and the 1933 Act applicable to such SEC Filings, and, as of its date, or if amended, as of the date of the last such amendment, such SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)
The consolidated financial statements of the Company included in the Form 10-K and Form 10-Q comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto as in effect at the time of filing, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and its consolidated results of its operations and cash flows for the periods then ended.
(c)
The Company and its Subsidiary do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (a) reflected or reserved against on the most recent consolidated balance sheet of the Company included in the SEC Filings or the notes thereto, (b) incurred since the latest date of such balance sheet in the ordinary course of business or (c) that are not material to the Company and its Subsidiary, considered as a whole.
(d)
As of the date of this Agreement, the Common Stock is listed on Nasdaq and registered pursuant to Section 12(b) of the 1934 Act, and the Company has taken no action designed to or reasonably likely to have the effect of terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from Nasdaq. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq. The Company is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Common Stock thereon.
4.8
No Conflict, Breach, Violation or Default. The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not, except (solely in the case of clauses (a)(ii) and

(b)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a material impact on the Company and its Subsidiary, considered as a whole, (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Second Amended and Restated Bylaws (the “Bylaws”), both as in effect on the date hereof (true and complete copies of which have been made available to Lilly through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (ii) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its Subsidiary, or any of their assets or properties, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the Shares or any of the properties or assets of the Company or its Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract.
4.9
Tax Matters. The Company and its Subsidiary have paid all income and other material Taxes, including federal, state, local and foreign Taxes, required to be paid by them. The Company and its Subsidiary have timely filed all income and other material Tax Returns required by law to be filed (taking into account any duly requested and applicable extensions thereof) and such Tax Returns are correct and complete in all material respects; and there is no income or material Tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or its Subsidiary or any of their respective properties or assets. There are no disputes pending, or claims asserted in writing, in respect of income or other material Taxes of the Company or its Subsidiary.
4.10
Title to Properties. The Company and its Subsidiary have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its Subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.11
Certificates, Authorities and Permits. The Company and its Subsidiary possess all material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them. The Company and its Subsidiary have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would have a material impact on the Company and its Subsidiary, considered as a whole.
4.12
Labor Matters.
(a)
The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s Knowledge, the Company has not violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
(b)
No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s Knowledge, is threatened or imminent.
4.13
Intellectual Property. To the Company’s Knowledge, the Company and its Subsidiary own or possess valid and enforceable licensed rights, or may acquire on reasonable terms sufficient to use, all material patents, patent applications, trademarks, service marks, trade names, Internet domain names, copyrights, proprietary information and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as described in the SEC Filings (collectively, “Intellectual Property”) necessary for the conduct of its business as currently conducted or as proposed to be conducted, and except where any failure to own, possess or acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company-owned Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. There are no third parties who have rights to any Intellectual Property of the Company or its Subsidiary, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the SEC Filings as licensed to the Company or its Subsidiary. To the Company’s Knowledge there is no infringement by third parties of any Intellectual Property of the Company. Except as disclosed in the SEC Filings, there is no pending or existing threatened-in-writing action, suit or proceeding by others: (A) challenging the Company’s or its Subsidiary’s rights in or to any Intellectual Property of the Company; (B) challenging the validity, enforceability or scope of any Intellectual Property of the Company or its Subsidiary; or (C) asserting that the Company or its Subsidiary infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Filings as under development, infringe, misappropriate, or otherwise violate, any intellectual property rights of others. The Company has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property of the Company has been licensed to the Company and its Subsidiary, and all such agreements are in full force and effect. To the Company’s Knowledge, there are no material defects in any of the patents or patent applications included in the Company-owned Intellectual Property, that would render them unenforceable once issued. The patents included in the Intellectual Property of the Company are subsisting and have not lapsed and the patent applications in the Intellectual Property of the Company are subsisting and have not been abandoned. The Company has taken reasonable steps to protect, maintain and safeguard the Intellectual Property of the Company, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignments with its employees.
4.14
Healthcare Regulatory Compliance. Each of the Company and its Subsidiary is, and at all times has been, in compliance in all material respects with all Health Care Laws to the extent applicable to the Company or its business. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the Public Health Service Act, and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et

seq.), the criminal False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, 287 and 1349, the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusions law (42 U.S.C. Section 1320a-7), and laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the HITECH Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company; and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. The Company, its Subsidiary and each of their officers, directors, employees and, to the knowledge of the Company, their agents have not engaged in activities which are, as applicable, cause for liability under a Health Care Law. Neither the Company nor its Subsidiary have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s Knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. Each of the Company and its Subsidiary has filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company, its Subsidiary nor their employees, officers, directors, or, to the knowledge of the Company, their agents is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority related to activities conducted by or on behalf of the Company or its Subsidiary. Additionally, neither the Company, its Subsidiary nor their employees, officers, directors, or, to the knowledge of the Company, their agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.
4.15
FDA Compliance. Each of the Company and its Subsidiary: (A) is and at all times has been in material compliance with all statutes, rules or regulations of the United States Food and Drug Administration (the “FDA”) and other comparable governmental entities with jurisdiction over the Company or its Subsidiary that are applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company or its Subsidiary (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from the FDA or any governmental entity alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the

Company and its Subsidiary are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental entity or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received written notice that the FDA or any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any governmental entity is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).
4.16
Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company or its Subsidiary were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder and current Good Clinical Practices and Good Laboratory Practices and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; and, except to the extent disclosed in SEC Filings, the Company and its Subsidiary have not received any notices or correspondence from the FDA or any governmental entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its Subsidiary, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.
4.17
Cybersecurity; Data Protection. The Company’s information technology assets and equipment, including, without limitation, those owned, licensed or otherwise used (excluding any public networks), such as its data communications lines, computers, systems, networks, hardware, servers, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted and as proposed to be conducted as described in the SEC Filings free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has at all times implemented and maintained reasonable and appropriate controls, policies, procedures, and safeguards consistent with industry standards and practices for similarly situated companies to maintain and protect the integrity, availability, privacy, continuous operation, redundancy and security of all IT Systems and data (including all sensitive, confidential or regulated data and all data that comes within a definition of “personal information,” “personal data” or other similar term under Data Protection Requirements) (collectively, “Company Data”) used in connection with their business, and there have been no breaches, violations, outages, compromises, or unlawful or unauthorized acquisitions of, disclosures of, uses of or accesses to the same, except in each case as would not, individually or in the aggregate, reasonably be expected to have a material impact on the Company and its Subsidiary, considered as a whole. There are no privacy or security incidents under internal review or investigations relating to the same that would, individually or in the aggregate, reasonably be expected to have a material impact on the Company and its Subsidiary, considered as a whole. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is presently and, at all times, has been in compliance with all (i) applicable laws, statutes, judgments, orders, rules and regulations of any court, arbitrator, governmental or regulatory authority; and (ii) internal policies and contractual obligations, each (i) and (ii) relating to the privacy and security of IT Systems and Company Data (“Data Protection Requirements”).
4.18
Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates, and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.
4.19
Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or to the Company’s Knowledge, threatened, to which the Company or its Subsidiary are or may reasonably be expected to become a party or to which any property of the Company or its Subsidiary are or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
4.20
Insurance Coverage. The Company and its Subsidiary have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are prudent, customary and adequate to protect the Company and its Subsidiary and their respective businesses; and neither the Company nor its Subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.
4.21
Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Lilly for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.
4.22
No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in

Regulation D promulgated under the 1933 Act) in connection with the offer or sale of any of the Shares.
4.23
No Integrated Offering. Neither the Company nor its Subsidiary nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would require registration of the Shares under the 1933 Act.
4.24
Private Placement. Assuming the accuracy of the representations and warranties of Lilly set forth in Section 5, the offer and sale of the Shares to Lilly as contemplated hereby is exempt from the registration requirements of the 1933 Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. The issuance and sale of the Shares does not contravene the rules and regulations of Nasdaq.
4.25
Internal Controls. The Company has established and maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (a) complies with the requirements of the 1934 Act, (b) has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (c) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15 of the Exchange Act, there are no material weaknesses in the Company’s internal controls over financial reporting. Since the end of the Company’s most recent audited fiscal year, there have been (a) no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.
4.26
Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.27
Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its Subsidiary and any of their respective officers, directors, supervisors, managers or employees, and to the Company’s Knowledge, agents are and have at all times been in compliance with, and its participation in the offering will not violate: (a) the applicable anti-bribery laws of all jurisdictions where the Company or its Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; the U.S. Foreign Corrupt Practices Act of 1977, as amended; or the U.K. Bribery Act 2010, or (b) the applicable financial recordkeeping and reporting requirements of Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering laws of all jurisdictions where the Company or its Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency. The Company and its Subsidiary have implemented and maintain in effect policies and procedures designed to promote compliance with applicable anti-bribery laws, rules, and regulations.
4.28
OFAC. Neither the Company, its Subsidiary nor any director, officer, employee, or, to the Company’s Knowledge, agent or other person acting on behalf of the Company or its Subsidiary are currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or have violated any such sanctions; and the Company will not directly or knowingly indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to its Subsidiary or any joint venture partner or other person, for the purpose of financing the activities of or business with any person that currently is subject to any U.S. sanctions administered by OFAC, in any country or territory that is subject to comprehensive U.S. sanctions administered by OFAC, or in any other manner that will result in a violation by the Company or its Subsidiary of U.S. sanctions administered by OFAC.
4.29
Material Contracts. Each Material Contract is included as an exhibit in the SEC Filings. Each Material Contract is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except in each case to the extent that (a) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity that restrict the availability of equitable remedies and (b) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof. There has not occurred any material breach, violation or default by the Company under any such Material Contract or, to the Company’s Knowledge, by any other Person to any such Material Contract. The Company has not been notified that any third party to any Material Contract has indicated that such third party intends to cancel, terminate or not renew any Material Contract.
5.
Representations and Warranties of Lilly. Lilly hereby represents and warrants to the Company that:
5.1
Organization and Existence. Lilly is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement.

5.2
Authorization. The execution, delivery and performance by Lilly of this Agreement have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of Lilly, enforceable against Lilly in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.
5.3
Purchase Entirely for Own Account. The Shares to be received by Lilly hereunder will be acquired for Lilly’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and Lilly has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to Lilly’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws. The Shares are being purchased by Lilly in the ordinary course of its business. Lilly is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
5.4
Investment Experience. Lilly acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
5.5
Disclosure of Information. Lilly has had an opportunity to receive, review and understand information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Lilly acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information Lilly has deemed appropriate, it has independently made its own analysis and decision to enter into this Agreement. Lilly is relying exclusively on the representations and warranties made by the Company in Section 4 hereof and its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. No inquiries nor any other investigation conducted by or on behalf of Lilly or its representatives or counsel will modify, amend or affect Lilly’s right to rely on the Company’s representations and warranties contained in this Agreement.
5.6
Restricted Securities. Lilly understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Lilly represents that it is familiar with Rule 144 as presently in effect.

5.7
Legends. It is understood that, except as provided below, certificates evidencing the Shares (or uncertificated interests in the Shares) may bear the following or any similar legend:
(a)
“The securities have not been registered with the Securities and Exchange Commission. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act of 1933 or an opinion of counsel (which counsel shall be reasonably satisfactory to Verve Therapeutics, Inc.) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act of 1933.”
(b)
These securities are subject to transfer restrictions set forth in a Stock Purchase Agreement by and between Verve Therapeutics, Inc. and Eli Lilly and Company, a copy of which is on file with the Secretary of Verve Therapeutics, Inc.
5.8
Accredited Investor. Lilly is (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D and (b) an “Institutional Account” as defined in FINRA Rule 4512(c). Lilly is a sophisticated institutional investor with sufficient knowledge and experience of financial and business matters that it is capable of evaluating the risks and merits of its purchase of the Shares.
5.9
Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Lilly for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Lilly.
5.10
Beneficial Ownership. Other than with respect to the Shares and the Prior Shares, Lilly does not beneficially own any Common Stock, including any securities convertible into or exchangeable for Common Stock (including any such securities that cannot be converted or exchanged for more than 60 days from the date hereof). Excluded from the representation and warranty made in the previous sentence are any Common Stock or securities convertible into or exchangeable for Common Stock that may be owned of record or beneficially by any investment fund with respect to which Lilly does not direct its investment activities or any pension or other employee benefit plan administrator for any pension or other employee benefit plan maintained for the employees of Lilly or its Affiliates.
5.11
No Conflicts. The execution, delivery and performance by Lilly of this Agreement and the consummation by Lilly of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Lilly or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Lilly is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Lilly, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Lilly to perform its obligations hereunder.

6.
Conditions to Closing.
6.1
Conditions to Lilly’s Obligations. The obligation of Lilly to purchase Shares at the Closing is subject to the fulfillment to Lilly’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Lilly:
(a)
The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “Material Adverse Effect”, “in all material respects”, “material impact”, “material” or “materiality” set forth therein) would not reasonably be expected to have a Material Adverse Effect.
(b)
The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(c)
The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1(a), (b) and (f).
(d)
The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.
(e)
Any of the Underwriters shall have purchased 12,500,000 shares of Common Stock from the Company in the Public Offering at the Public Offering Price, less any underwriting discounts or commissions, as provided in the Underwriting Agreement.
(f)
There shall have been no Material Adverse Effect with respect to the Company since the date hereof.
(g)
No stop order or suspension of trading shall have been imposed or threatened in writing by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
(h)
All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement, including, without limitation, the offer and sale of the Shares.
(i)
The Company shall have taken all actions that are necessary, including providing appropriate notice to Nasdaq of the transactions contemplated by this Agreement, for the Shares purchased at the Closing to remain listed on Nasdaq and shall have complied with all listing, reporting, filing and other obligations under the rules of Nasdaq and of the SEC.
(j)
No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or delay the Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.
(k)
The Company will have delivered to its transfer agent irrevocable written instructions to issue the Shares to Lilly in a form and substance acceptable to such transfer agent.
6.2
Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
(a)
The representations and warranties made by Lilly in Section 5 hereof shall be true and correct as of the date hereof, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a material adverse effect on Lilly’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.
(b)
Lilly shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(c)
Lilly shall have paid in full the Aggregate Purchase Price to the Company.
(d)
Any of the Underwriters shall have purchased 12,500,000 shares of Common Stock from the Company in the Public Offering at the Public Offering Price, less any underwriting discounts or commissions, as provided in the Underwriting Agreement.
(e)
No stop order or suspension of trading shall have been imposed or threatened in writing by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
(f)
All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement, including, without limitation, the offer and sale of the Shares.
(g)
No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or delay the Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

7.
Covenants and Agreements of the Parties.
7.1
Market Listing. The Company shall use reasonable efforts to effect the listing of the Shares on Nasdaq, including submitting the LAS to the Nasdaq Stock Market, if required by the Nasdaq Stock Market.
7.2
Removal of Legends and Facilitation of Sales Pursuant to Rule 144.
(a)
In connection with any sale, assignment, transfer or other disposition of the Shares by Lilly pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by Lilly with the requirements of this Agreement, if requested by Lilly, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within [**] of any such request therefor from Lilly, provided that the Company has timely received from Lilly customary representations and other documentation reasonably acceptable to the Company in connection therewith.
(b)
Subject to receipt from Lilly by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold pursuant to Rule 144 or (ii) are eligible for resale under Rule 144(b)(1) or any successor, the Company shall, in accordance with the provisions of this Section 7.2(b) and within [**] of any request therefor from Lilly accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to Lilly by crediting the account of Lilly’s broker with the DTC System as directed by Lilly. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.
(c)
The Company acknowledges and agrees that the combination of Lilly’s purchase of the Shares pursuant to this Agreement, Lilly’s purchase of the Prior Shares pursuant to the Initial Investment Stock Purchase Agreement, and Lilly’s rights pursuant to the Research and Collaboration Agreement, assuming no further acquisitions of Shares by Lilly or any Affiliates of Lilly or other changes to the relationship of the parties hereto, does not result in Lilly’s being an affiliate of the Company for purposes of Rule 144. Subject to the accuracy of the representations and warranties made by Lilly in Section 5, other than the restrictive legends referred to in Section 5.7 hereof, the Company may not place any other legends on the Shares.
7.3
Confidentiality After the Date Hereof. Lilly covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Lilly will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of this transaction), other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required Tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
7.4
Restrictions on Dispositions.
(a)
Lock-Up. During the Lock-Up Term, without the prior approval of the Company, Lilly shall not, and shall cause its Affiliates not to, Dispose of (x) any of the Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence (collectively, the “Lock-Up Securities”), including, without limitation, any “short sale” or similar arrangement; provided, however, that the foregoing shall not prohibit Lilly from transferring Lock-Up Securities to a Permitted Transferee.
(b)
Certain Tender Offers and Dispositions. This Section 7.4 shall not prohibit or restrict any Disposition of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents (i) into a tender or exchange offer by a Third Party for shares of the Common Stock or (ii) into an issuer tender offer by the Company.
(c)
Termination of Lock-Up. This Section 7.4 shall terminate and have no further force or effect, upon the earliest to occur of: (i) the end of the Lock-up Term; (ii) the entry by the Company into a definitive agreement providing for a Change of Control or the consummation of a Change of Control; (iii) a liquidation or dissolution of the Company; and (iv) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the 1934 Act.
(d)
Effect of Termination. No termination pursuant to Section 7.4(c) shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.
7.5
Right to Conduct Activities. The Company hereby agrees and acknowledges that Lilly is a public company with numerous business lines and an active investment and acquisition program. The Company hereby agrees that none of Lilly or any of its Affiliates (together, the “Lilly Group”) shall be liable to the Company or any of its Affiliates for any claim arising out of, or based upon, (a) the investment by the Lilly Group in any entity competitive with the Company, (b) actions taken by any partner, officer or other representative of the Lilly Group to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company, or (c) with respect to the Lilly Group, the Lilly Group’s engaging in any business; provided, however, that the foregoing shall not relieve Lilly or any Affiliate of Lilly from liability associated with the breach by Lilly of any representation, warrant, covenant, agreement or obligation set forth in this Agreement, including (for the avoidance of doubt) Lilly’s obligations of confidentiality and non-use under this Agreement and the Confidentiality Agreement.
7.6
Separate Agreement. Notwithstanding anything to the contrary contained herein, the Company and Lilly hereby agree that (a) this Agreement is not intended to and does not supersede the Initial Investment Stock Purchase Agreement and constitutes a separate agreement and (b) the terms of the Initial Investment Stock Purchase Agreement and rights and obligations contemplated thereunder shall remain in full force and effect irrespective of this Agreement.
8.
Termination.
8.1
Ability to Terminate. This Agreement may be terminated at any time prior to the Closing by:
(a)
mutual written consent of the Company and Lilly;
(b)
either the Company or Lilly, upon written notice to the other if Closing does not occur within ten (10) Business Days of the date of this Agreement (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;
(c)
Lilly, if (i) any of the representations and warranties of the Company contained in Section 4 of this Agreement shall fail to be true and correct or (ii) there shall be a breach by the Company of any covenant of the Company in this Agreement that, in either case, (A) would result in the failure of a condition set forth in Section 6.1, and (B) which is not curable or, if curable, is not cured on or prior to the Termination Date; or
(d)
the Company, if (i) any of the representations and warranties of Lilly contained in Section 5 of this Agreement shall fail to be true and correct or (ii) there shall be a breach by Lilly of any covenant of Lilly in this Agreement that, in either case, (A) would result in the failure of a condition set forth in Section 6.2, and (B) which is not curable or, if curable, is not cured on or prior to the Termination Date.
8.2
Termination of Public Offering. This Agreement shall automatically terminate and be of no further force and effect upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters by the Company, or (c) the Underwriting Agreement has not become effective by 11:59pm Eastern Time on the date hereof.
8.3
Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, (a) this Agreement (except for this Section 8.3 and Section 9 hereof and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and

(b) all filings, applications, and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 8.3 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.
9.
Miscellaneous.
9.1
Survival. The representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement. The covenants of the parties hereto shall survive until fully performed and discharged, unless otherwise expressly provided herein.
9.2
Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party, provided, however, that Lilly may assign its rights hereunder to a subsidiary that is wholly owned, directly or indirectly, by Lilly (which assignment will not relieve Lilly of any of its obligations hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.3
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
9.4
Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.5
Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (c) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Verve Therapeutics, Inc.
201 Brookline Ave, Suite 601
Boston, Massachusetts 02215
Attention: Andrew Ashe, President and Chief Operating Officer

With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention: Craig Hilts

If to Lilly:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attention: Senior Vice President, Corporate Business Development

With a copy (which shall not constitute notice) to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn: Raymond O. Gietz

9.6
Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and Lilly has relied on the advice of its own respective counsel.
9.7
Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Lilly.
9.8
Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9
Entire Agreement. This Agreement, including the signature pages and Exhibits, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
9.10
Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
9.11
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY: VERVE THERAPEUTICS, INC.

By: /s/ Andrew Ashe
Name: Andrew Ashe
Title: President and Chief Operating Officer
Date: 11/28/2023

[Signature Page to Stock Purchase Agreement]

LILLY: ELI LILLY AND COMPANY

By: /s/ David A. Ricks
Name: David A. Ricks
Title: Chairman and Chief Executive Officer
Date: November 28, 2023

[Signature Page to Stock Purchase Agreement]

Lilly Information

Entity Name: Eli Lilly and Company

Address: Lilly Corporate Center

City: Indianapolis

State: Indiana

Zip Code: 46285

Telephone: (317) 276-2000

Tax ID #: 35-0470950

Name in which Shares should be issued: Eli Lilly and Company